Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

     In connection with the Quarterly Report of Perot Systems Corporation (the “Company”) on Form 10-Q/A for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Russell Freeman, Vice President and Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: August 14, 2003

/s/ RUSSELL FREEMAN Russell Freeman Vice President and Chief Financial Officer